SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549



                              FORM 8-K


                           CURRENT REPORT




  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 13, 1999

                        KOLLMORGEN CORPORATION
           (Exact Name of Registrant as Specified in its Charter)


             NEW YORK                 1-5562             04-2151861
(State or other Jurisdiction of    (Commission      (I.R.S. Employer
Incorporation or Organization)     File Number)     Identification No.)


  1601 Trapelo Road, Waltham, Massachusetts              02451
(Address of Principal Executive Offices)               (Zip Code)


(Registrant's Telephone Number, including Area Code):     (781) 890-5655



                                   NONE
       (Former name or former address, if changed since last report.)





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Item 5.  Other Events.

    On December 13, 1999, the Board of Directors of the Registrant (the
"Board") approved and adopted Amendment No. 1, dated as of December 13, 1999, to the Amended and Restated Rights Agreement ("Rights Agreement") dated October 22, 1998 ("Amendment No. 1") between the Registrant and BankBoston, N.A., a national banking association, as rights agent.

    Amendment No. 1 increased the percentage of shares of common stock of Kollmorgen which Mario Gabelli, Mark Gabelli and their affiliates, including without limitation, those entities listed as "Reporting Persons" in the Schedule 13D under the Securities Exchange Act dated September 28, 1998, are permitted to beneficially own pursuant to the terms of the Rights Agreement from 26% to 27%.

    A copy of Amendment No. 1 is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 7. EXHIBITS

4        Form of Amendment No. 1, dated as of December 13, 1999, to
         The Amended and Restated Rights Agreement dated as of October 22, 1998, between the Registrant and BankBoston, N.A., a national banking association, as rights agent.

                            SIGNATURE


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             KOLLMORGEN CORPORATION


                             By:   /s/   James A. Eder
                                 James A. Eder, Vice President,
                                  Secretary and General Counsel

Date:   December 13, 1999

                                  EXHIBIT INDEX

Exhibit #                                   Description

      4 Form of Amendment No. 1, dated as of December 13, 1999, to the Amended and Restated Rights Agreement dated as of October 22, 1998, between the Registrant and BankBoston, N.A., a national banking association, as rights agent.